CERTIFICATE OF INCORPORATION

FIRST:	The name of the corporation shall be: MODENA 2, INC.

SECOND:             Its registered office in the State of Delaware is to be located at 2771 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD:	The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which
corporations may be organized under the General
Corporation Law of Delaware.

FOURTH:              The total number of shares of stock, which this corporation is authorized to issue is: Fifty Million (50,000,000) shares of Common Stock with a par value of .001.

FIFTH:	The name and address of the incorporator is as follows:

Angela Creppon
2711 Centerville Road
Suite 400
Wilmington, Delaware 19808

SIXTH:       The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH:            No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 18th day of November, A.D. 2003.

/s/ Angela Creppon
Name: Angela Creppon
Incorporator

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

MODENA 2, INC.

It is hereby certified that:

1.        The name of the corporation (hereinafter called the (“corporation”) is MODENA 2, INC.

2.       The certificate of incorporation of the corporation is hereby amended by striking out Article “Fourth” thereof and by substituting in lieu of said Article the following new Article:

Fourth: The total number of shares of stock which the corporation has authority to issue is One Hundred Million (100,000,000) shares of common stock with a par value of
$.001 per share.

3.       The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on December 2, 2003

/s/ John Fitzpatrick
John Fitzpatrick
President

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under the virtue of the General Corporation laws of the State of Delaware does hereby certify:

FIRST:	That a meeting of the Board of Directors of Modena 2, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESLOVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “First” so that, as amended, said Article shall be read as follows:

The name of the corporation shall be Effective Profitable Software, Inc.

SECOND:       That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly call3ed and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:           That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:       That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 11th day of May, 2005.

By:	/s/ Gary L. Moore
Authorized Officer

Title:	President

Name:	Gary L. Moore
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